   As filed with the Securities and Exchange Commission on February 26, 2001

                                                       REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       -----------------------------------

                          FURR'S RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                      75-2350724
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                   Identification Number)


                      3001 E. PRESIDENT GEORGE BUSH HIGHWAY
                                    SUITE 200
                            RICHARDSON, TX 75082-2800
              (Address of registrant's principal executive offices)

                          FURR'S RESTAURANT GROUP, INC.
                              2001 STOCK BONUS PLAN
                              (Full title of Plan)

                                  PAUL HARGETT
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          FURR'S RESTAURANT GROUP, INC.
                      3001 E. President George Bush Highway
                                    Suite 200
                            RICHARDSON, TX 75082-2800
                                 (972) 808-2923
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:
                              MICHAEL W. TANKERSLEY
                          BRACEWELL & PATTERSON, L.L.P.
                                  LINCOLN PLAZA
                         500 N. AKARD STREET, SUITE 4000
                            DALLAS, TEXAS 75201-3387
                                 (214) 758-1000

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                  PROPOSED
                                                                  MAXIMUM               PROPOSED           AMOUNT OF
               TITLE OF                      AMOUNT TO            OFFERING          MAXIMUM AGGREGATE     REGISTRATION
      SECURITIES TO BE REGISTERED        BE REGISTERED (1)  PRICE PER SHARE (2)    OFFERING PRICE (2)         FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share        100,000              $1.91                 191,000             $47.75
========================================================================================================================

(1) Pursuant to Rule 457(h)(1), the registration fee is calculated with respect to shares to be purchased pursuant to the Furr's Restaurant Group, Inc. 2001 Stock Bonus Plan (the "Plan"). In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan which is described herein.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price are (a) calculated, pursuant to Rule 457(h)(1), by multiplying the number of shares to be registered by the average of the high and low prices of a share of Common Stock, as reported on The American Stock Exchange LLC on February 9, 2001, which was $1.91, and (b) provided herein for the sole purposes of determining the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part 1 of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Furr's Restaurant Group, Inc., a Delaware corporation (the "Company"), hereby incorporates by reference into this registration statement (the "Registration Statement"):

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1999, as filed with the Securities and Exchange Commission (the "Commission") on March 27, 2000;

         (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 26, 2000, as filed with the Commission on November 13, 2000;

         (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 27, 2000, as filed with the Commission on August 11, 2000;

         (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 2000, as filed with the Commission on May 12, 2000;

         (v) the description of the Company's Common Stock, par value $.01 per share, contained in the Registration Statement on Form 8-A as filed with the Commission on August 9, 2000.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The Company will provide, without charge, to each participant in the Plan, on written or oral request of such person, a copy of any or all of the documents (without exhibits, unless such exhibits are specifically incorporated by reference), incorporated by reference pursuant to this Item 3. All such requests should be directed to Furr's Restaurant Group, Inc., 3001 E. President George Bush Highway, Suite 200, Richardson, Texas 75082; Attention: Mr. Paul Hargett, or by telephone at such address: (972) 808-2923.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation. Section 102(b)(7) of the General Corporation Law of Delaware enables a Delaware corporation to provide in its certificate of incorporation, and the Company has so provided in its Amended and Restated Certificate of Incorporation ("Certificate of Incorporation"), for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that a director's liability is not eliminated or limited: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve an intentional misconduct or a knowing violation of law; (3) under Section 174 of the General Corporation Law of Delaware (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (4) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

         Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise.

         Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The By-laws of the Company provide that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No expenses will be paid in advance except, as authorized by the Board of Directors, to a director or officer for expenses incurred while acting in his or her capacity as a director or officer, who has delivered an undertaking to the corporation to repay all amounts advanced if it should be later determined that such director or officer was not entitled to indemnification. The By-laws further provide that the above rights of indemnification are not exclusive of any other rights of indemnification that a director or officer may be entitled to from any other source.

         Each current director has entered into an Indemnification Agreement by and between the Company and such director pursuant to which the Company will indemnify such director and hold such director harmless from any and all losses, expenses and fines to the fullest extent authorized, permitted or not prohibited
(i) by the Delaware General Corporation Law or any other applicable law (including judicial, regulatory or administrative interpretations or readings thereof), (ii) the Certificate of Incorporation or By-laws as in effect on the date of execution of the agreement or (iii) other statutory provision authorizing such indemnification that is adopted after January 2, 1996. In the event that after the date of the agreements the Company provides any greater right of indemnification, in any respect, to any other person serving as an officer or director of the Company, then such greater right of indemnification shall inure to the benefit of the respective director and shall be deemed to be incorporated in the relevant agreement as a basis for indemnity, at each director's election, together with the indemnity expressly set forth therein.

         The Company has purchased a directors and officers insurance policy under which each director and certain officers of the Company are insured against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.


         4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 of the Company's Registration Statement on Form S-4, File No. 33-38978).

         4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Annex D of the Prospectus included in the Company's Registration Statement on Form S-4, File No. 33-92236).

         4.3 Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1996).

         4.4 Third Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on December 10, 1999 (incorporated by reference from Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1999, as filed with the Commission on March 27, 2000).

         4.5 Fourth Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on December 10, 1999 (incorporated by reference from Exhibit 3.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1999, as filed with the Commission on March 27, 2000).

         4.6 Restated By-laws of the Company (incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1999, as filed with the Commission on August 10, 1999).

         4.7*     Furr's Restaurant Group, Inc. 2001 Stock Bonus Plan.

         5.1*     Opinion of Bracewell & Patterson, L.L.P.

         23.1*    Consent of KPMG LLP.

         23.3*    Consent of Bracewell & Patterson, L.L.P. (included in Exhibit
                  5).

         24.1* Power of Attorney (included on the signature page of this Registration Statement).

         *Filed Herewith.

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richardson, Texas on this 23rd day of February, 2001.

                          FURR'S/BISHOP'S, INCORPORATED


                          By: /s/ Phillip Ratner
                            -----------------------------------------
                                  Phillip Ratner
                                  PRESIDENT AND CHIEF
                                  EXECUTIVE OFFICER


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Furr's Restaurant Group, Inc., constitute and appoint Phillip Ratner or Paul G. Hargett, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto, including post-effective amendments; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 23, 2001.

                  SIGNATURE                                   TITLE
                  ---------                                   -----
 /s/ Damien W. Kovary                          Director, Chairman of the Board
--------------------------------------------
                      Damien W. Kovary

 /s/ Paul G. Hargett                           Executive Vice President and Chief Financial Officer
--------------------------------------------
                      Paul G. Hargett

 /s/ Robert W. Dangremond                      Director
--------------------------------------------
                    Robert W. Dangremond

 /s/ Margaret B. Hampton                       Director
--------------------------------------------
                    Margaret B. Hampton

 /s/ William J. Nightingale                    Director
--------------------------------------------
                   William J. Nightingale

 /s/ Max Pine                                  Director
--------------------------------------------
                          Max Pine

 /s/ Barry W. Ridings                          Director
--------------------------------------------
                      Barry W. Ridings

 /s/ Phillip Ratner                            Director
--------------------------------------------
                       Phillip Ratner

 /s/ Robert W. Sullivan                        Director
--------------------------------------------
                     Robert W. Sullivan

                                  EXHIBIT INDEX



EXHIBIT
NUMBER               DESCRIPTION


4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 of the Company's Registration Statement on Form S-4, File No. 33-38978).

4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Annex D of the Prospectus included in the Company's Registration Statement on Form S-4, File No. 33-92236).

4.3 Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1996).

4.4 Third Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on December 10, 1999 (incorporated by reference from Exhibit
         3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1999, as filed with the Commission on March 27,
         2000).

4.5 Fourth Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on December 10, 1999 (incorporated by reference from Exhibit
         3.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1999, as filed with the Commission on March 27,
         2000).

4.6      Restated By-laws of the Company (incorporated by reference from Exhibit
         3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1999, as filed with the Commission on August 10, 1999).

4.7*     Furr's Restaurant Group, Inc. 2001 Stock Bonus Plan.

5.1*     Opinion of Bracewell & Patterson, L.L.P.

23.1*    Consent of KPMG LLP.

23.3*    Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5).

24.1* Power of Attorney (included on the signature page of this Registration Statement).


*Filed Herewith